Exhibit 99.2

World Talk Radio
1900 West University Drive Suite 231 Tempe, AZ 85281

January 6, 2010

Modavox, Inc.
135 West 20th Street, 5th Floor
New York, NY 10011

Effective immediately, I hereby resign as Director of the Board, Internet Radio President of Modavox, Inc. and each other office with Modavox, Inc. and/or its subsidiaries that I might at this time hold.

 I look forward to a continued relationship with the company through our strategic partnership via World Talk Radio and am excited about our respective futures.

There are no adverse conditions or alternate reasons for my resignation other than the time constrains required to advance World Talk Radio and endeavors.

Thank you,

Jeffery Spenard
President
World Talk Radio